Exhibit 99.1

Ambarella, Inc. Announces First Quarter Fiscal Year 2019 Financial Results

Contact:

Deborah Stapleton

650.815.1239

deb@stapleton.com

June 5, 2018 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD and Ultra HD video compression, image processing, and computer vision solutions, today announced financial results for its first quarter of fiscal year 2019 ended April 30, 2018.

•	Revenue for the first quarter of fiscal 2019 was $56.9 million, down 11.2% from $64.1 million in the same period in fiscal 2018.

•	Gross margin under U.S. generally accepted accounting principles (GAAP) for the first quarter of fiscal 2019 was 61.3%, compared with 63.9% for the same period in fiscal 2018.

•	GAAP net loss for the first quarter of fiscal 2019 was $10.0 million, or $0.30 losses per diluted ordinary share, compared with GAAP net income of $2.6 million, or $0.07 earnings per diluted ordinary share, for the same period in fiscal 2018.

Financial results on a non-GAAP basis for the first quarter of fiscal 2019 are as follows:

•	Gross margin on a non-GAAP basis for the first quarter of fiscal 2019 was 61.8%, compared with 64.3% for the same period in fiscal 2018.

•	Non-GAAP net income for the first quarter of fiscal 2019 was $4.5 million, or $0.13 earnings per diluted ordinary share. This compares with adjusted non-GAAP net income of $15.3 million, or $0.44 earnings per diluted ordinary share, for the same period in fiscal 2018.

Based on information available as of today, Ambarella is offering the following guidance for the second quarter of fiscal year 2019, ending July 31, 2018:

•	Revenue is expected to be between $60.0 million and $64.0 million

•	Gross margin on a non-GAAP basis is expected to be between 59.0% and 61.0%

•	Operating expenses on a non-GAAP basis are expected to be between $32.0 million and $33.5 million

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. The non-GAAP net income for fiscal year 2019 includes a change in the allocation of stock-based compensation across the company’s tax jurisdictions to improve alignment of the non-GAAP tax rate to the GAAP tax rate. Accordingly, non-GAAP net income and non-GAAP earnings per share for the first quarter of fiscal year 2018 ended April 30, 2017 have been adjusted for the change in non-GAAP income tax effect and presented consistent with the first quarter of fiscal year 2019 presentation. The non-GAAP tax rate for the first quarter of fiscal year 2018 was reduced from 14.9% to 3.1% resulting in non-GAAP earnings per diluted ordinary share increasing from $0.39 to $0.44. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share numbers for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable securities on hand at the end of the first fiscal quarter of 2019 was $414.1 million, compared with $420.2 million at the end of the same quarter a year ago.

“We continue to successfully achieve our target milestones in the rollout of our new computer vision technology. At our Analyst Day in March, we demonstrated our fully autonomous vehicle, EVA, using our Supercam stereovision cameras running on our CV1 chip. Additionally, we have sampled CV22 chips to major security customers and achieved success with first silicon on our new CV2 chip, both delivering further deep neural network performance improvements based on our CVFlow architecture,” said Fermi Wang, president and CEO. “We are encouraged by the feedback received by customers in the security and automotive markets and believe that our investment in computer vision technology will bring new opportunities for growth,” he said.

Stock Repurchase

In the first quarter of fiscal year 2019, the company repurchased a total of 437,448 shares for total consideration of approximately $20.6 million. Under the current $50 million repurchase program that was announced in June 2017 and commenced on July 1, 2017, the company has repurchased a total of 818,154 ordinary shares at an average price of $47.54 for total cash consideration of approximately $38.9 million.

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, chief executive officer, and George Laplante, chief financial officer, to discuss the first quarter of fiscal year 2019 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834, Participant passcode is “Ambarella.” Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (AMBA) is a leading developer of low-power, high-definition (HD) and Ultra HD video compression and image processing solutions, and computer vision solutions. The company’s products are used in a variety of HD cameras including security IP-cameras, sports cameras, wearable cameras, drone cameras and automotive video processing solutions. Ambarella is currently combining advanced computer vision technology with its state-of-the-art video to enable the next generation of intelligent cameras, advanced driver assistance systems (ADAS) and autonomous vehicles. For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the guidance for the second quarter of fiscal year 2019 ending July 31, 2018, and the comments of our CEO relating to the company’s development of its technologies, including computer vision functionality, and our ability to generate customer design wins and revenue from such efforts. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive market; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2018 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the first fiscal quarter ended April 30, 2018 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income (loss), and earnings (losses) per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the first quarter of fiscal year 2019, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the second quarter of fiscal year 2019, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended April 30,
	2018	2017
Revenue	$56,938	$64,135

Cost of revenue	22,046	23,172

Gross profit	34,892	40,963

Operating expenses:
Research and development	31,664	26,602
Selling, general and administrative	13,178	11,744

Total operating expenses	44,842	38,346

Income (loss) from operations	(9,950)	2,617

Other income, net	792	153

Income (loss) before income taxes	(9,158)	2,770

Provision for income taxes	848	206

Net income (loss)	$(10,006)	$2,564

Net income (loss) per share attributable to ordinary shareholders:
Basic	$(0.30)	$0.08

Diluted	$(0.30)	$0.07

Weighted-average shares used to compute net income (loss) per share attributable to ordinary shareholders:
Basic	33,334,801	33,253,817

Diluted	33,334,801	34,685,081

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended April 30,
	2018	2017
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$315	$303
Research and development	8,760	7,977
Selling, general and administrative	5,120	4,692

Total stock-based compensation	$14,195	$12,972

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended April 30,
	2018	2017
	(unaudited)
GAAP net income (loss)	$(10,006)	$2,564

Non-GAAP adjustments:
Stock-based compensation expense	14,195	12,972
Income tax effect	346	(281)

Non-GAAP net income	$4,535	$15,255

GAAP - diluted weighted average shares	33,334,801	34,685,081
Non-GAAP - diluted weighted average shares	34,512,592	34,685,081

GAAP - diluted net income (loss) per share	$(0.30)	$0.07
Non-GAAP adjustments:
Stock-based compensation expense	0.43	0.38
Income tax effect	0.01	(0.01)
Effect of Non-GAAP - diluted weighted average shares	(0.01)	—
Non-GAAP - diluted net income per share	$0.13	$0.44

The difference between GAAP and non-GAAP gross margin was 0.5% and 0.4%, or $315,000 and $303,000 for the three months ended April 30, 2018 and 2017, respectively. The difference was due to the effect of stock-based compensation.

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	April 30,	January 31,
	2018	2018
ASSETS
Current assets:
Cash and cash equivalents	$336,692	$346,672
Marketable securities	77,427	87,919
Accounts receivable, net	25,727	31,294
Inventories	22,968	23,383
Restricted cash	9	9
Prepaid expenses and other current assets	3,824	4,006

Total current assets	466,647	493,283

Property and equipment, net	6,645	6,449
Deferred tax assets, non-current	3,650	3,642
Intangible assets, net	13,271	14,417
Goodwill	26,601	26,601
Other non-current assets	2,338	2,257

Total assets	$519,152	$546,649

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	17,449	19,815
Accrued and other current liabilities	21,271	32,178
Income taxes payable	385	936
Deferred revenue, current	546	307

Total current liabilities	39,651	53,236

Other long-term liabilities	10,693	11,226

Total liabilities	50,344	64,462

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	15	15
Additional paid-in capital	217,880	221,186
Accumulated other comprehensive loss	(389)	(279)
Retained earnings	251,302	261,265

Total shareholders’ equity	468,808	482,187

Total liabilities and shareholders’ equity	$519,152	$546,649